Exhibit 10.15
AMENDMENT NO. 1 TO CONTRIBUTION AGREEMENT
     THIS AMENDMENT NO. 1 TO CONTRIBUTION AGREEMENT (this “Agreement”), dated as of September 15, 2010, by and among Campus Crest Communities, Inc., a Maryland corporation (the “Company”), and Campus Crest Communities Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Company Entities”), and MXT Capital, LLC, a Delaware limited liability company (“MXT”, and also referred to herein as the “Sponsor”).
W I T N E S S E T H:
     WHEREAS, the Company Entities and MXT have entered into that certain Contribution Agreement, dated as of May 13, 2010 (the “Contribution Agreement”); and
     WHEREAS, the Company Entities and MXT desire to amend certain provisions of the Contribution Agreement.
     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties to the Contribution Agreement hereby agree that the Contribution Agreement shall be amended as follows:
     1. Amendment to Section 1.3. Section 1.3 of the Contribution Agreement is hereby deleted in its entirety and replaced with the following:
          “Consideration for the Formation Transactions. Upon the Closing, MXT, in exchange for the MXT Interests (as defined herein), shall receive from the Operating Partnership 973,333 limited partnership units in the Operating Partnership (the “MXT OP Units”) and $4,464,062 of the net proceeds of the IPO in cash or other immediately available funds (the “Exchange Consideration”).”
     2. Amendment to Section 4.1(g). Section 4.1(g) of the Contribution Agreement is hereby deleted in its entirety and replaced with the following:
          “(g) Allow any of the Company Entities or any of the Student Housing Entities to make or pay any distributions or dividends to any person other than another Student Housing Entity, except in the ordinary course of business consistent with past practice.”
     3. Amendment to Section 5.1(a). Section 5.1(a) of the Contribution Agreement is hereby deleted in its entirety and replaced with the following:
          “(a) The Sponsor agrees to indemnify, defend and hold harmless the Company Entities and their respective affiliates, shareholders, partners, directors, officers, employees representatives and agents, from and against (i) all costs, expenses, losses and damages (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”) incurred by such parties resulting from any misrepresentation or breach of representation, warranty or covenant made by the Sponsor but only to the extent that such Losses in the aggregate exceed $250,000.00 and (ii) any real estate transfer or mortgage recording tax liabilities incurred by the Company Entities as a result of the transactions set forth herein. The provisions of this Section 5.1(a) shall survive the Closing for a period of eighteen (18) months

(except with respect to the representations and warranties set forth in Sections 3.2(a), (b), (g), (p) and (q) and shall be subject to the limitations specified in Section 5.1(d) hereof.”
     4. Amendment to Section 5.1(d). Section 5.1(d) of the Contribution Agreement is hereby deleted in its entirety and replaced with the following:
          “(d) In no event shall the amounts paid or payable by the Sponsor in respect of the obligations of the Sponsor under Section 5.1(a) exceed the aggregate value of the MXT OP Units; provided, however, that the limitations of this Section 5.1(d) shall not apply to any obligations of the Sponsor under Section 5.1(a)(ii).”
     5. Contribution of Campus Crest Ventures V, LLC Membership Interest. In the event that affiliates of the Sponsor contribute their respective interests in Campus Crest at Carrollton, LLC to Campus Crest Ventures V, LLC, a Delaware limited liability company (“CCV V”), and receive, in exchange therefore, a membership interest in CCV V (the “CCV V Interest”), the Sponsor shall contribute, or cause to be contributed, the CCV V Interest to the Operating Partnership at the Closing. The contribution by the Sponsor of the CCV V Interest to the Operating Partnership shall be part of the other Formation Transactions for which the Sponsor shall receive the consideration set forth in the Contribution Agreement, as amended by this Amendment. The Company Entities agree that the transaction set forth in this Section 5 shall not be considered a breach of or default under any provision of the Contribution Agreement, as amended by this Amendment.
     6. Contribution of CC-Encore, LLC Membership Interest. In the event that subsidiaries of the Sponsor own interests (the “Encore Interests”) in CC-Encore, LLC, a Delaware limited liability company (“Encore”), at the Closing, the Sponsor shall contribute, or cause to be contributed, the Encore Interests to the Operating Partnership at the Closing. The contribution by the Sponsor of the Encore Interests to the Operating Partnership shall be part of the other Formation Transactions for which the Sponsor shall receive the consideration set forth in the Contribution Agreement, as amended by this Amendment. The Company Entities agree that the transaction set forth in this Section 6 shall not be considered a breach of or default under any provision of the Contribution Agreement, as amended by this Amendment.
     7. Remainder of Contribution Agreement Unchanged. Except as amended by this Amendment, the Contribution Agreement shall otherwise remain in full force and effect.
     8. Governing Law. This Amendment shall be governed by and construed under the laws of the State of North Carolina, without giving effect to choice of law principles thereof.
     9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY ENTITIES:

CAMPUS CREST COMMUNITIES, INC.

By:	/s/ Donald L. Bobbitt, Jr.

Name:	Donald L. Bobbitt, Jr.
Title:	Chief Financial Officer

CAMPUS CREST COMMUNITIES
OPERATING PARTNERSHIP, LP

By:	Campus Crest Communities GP, LLC,
Its General Partner

	By:	Campus Crest Communities, Inc.
Its Sole Member

		By:	/s/ Donald L. Bobbitt, Jr.

		Name:	Donald L. Bobbitt, Jr.
		Title:	Chief Financial Officer

SPONSOR:

MXT CAPITAL, LLC

By:	Campus Crest Properties, LLC,
Its Manager

	By:	/s/ Michael S. Hartnett

	Name:	Michael S. Hartnett
	Title:	Manager